Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-72877, 333-83115, 333-91767, 333-30242, 333-41482, 333-107702 and 333-100566) and on Form S-3 (No. 333-33794) of Vignette Corporation of our report dated January 17, 2004, with respect to the consolidated financial statements of Vignette Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Austin, Texas

March 9, 2004